UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 16, 2023

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, the Board of Directors (the “Board”) of Uber Technologies, Inc. (the “Company”), appointed Turqi Alnowaiser to the Board.

“Turqi has a tremendous amount of global financial and operational experience, and has been supportive of Uber’s mission for years in his role at the Public Investment Fund,” said Ron Sugar, independent Chairperson of the Board. “We look forward to benefiting from his perspective and expertise.”

“I am very excited to join Uber’s Board of Directors as the company continues to reimagine the way the world moves for the better,” said Turqi Alnowaiser.

Mr. Alnowaiser, 46, has served as Deputy Governor and Head of the International Investments Division at the Public Investment Fund, a sovereign wealth fund of the Kingdom of Saudi Arabia, since June 2021, and previously served as Head of International Investments at the Public Investment Fund from October 2016 to June 2021. Mr. Alnowaiser previously served as Senior Advisor at the Public Investment Fund from October 2015 to September 2016, prior to which he held several executive roles at Saudi Fransi Capital, a leading financial services firm based in Saudi Arabia, including as Head of Asset Management. Before his career at Saudi Fransi Capital, Mr. Alnowaiser specialized in developing, managing, and regulating various financial products across asset classes at Morgan Stanley, the Capital Market Authority of Saudi Arabia, and the Saudi Industrial Development Fund. Mr. Alnowaiser has served on the board of directors of Lucid Group, Inc., a technology and automotive company focused on designing, developing, manufacturing, and selling electric vehicles, since April 2019 and has served as Chairman of the company’s board, since April 2023. Mr. Alnowaiser has also served on the board of directors of Hapag-Lloyd AG, an international shipping and container transportation company, since February 2018.

Mr. Alnowaiser was nominated to serve on the Company’s board of directors principally based on his financial services, regulatory and operational experience, particularly in his roles at the Public Investment Fund and his leadership experience in the Middle East.

The Board has appointed Mr. Alnowaiser to serve on the Audit Committee.

For his service on the Company’s Board, Mr. Alnowaiser will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a $50,000 annual cash retainer and (ii) an annual grant of restricted stock units, vesting prior to each annual stockholders meeting, with a fair value of $275,000, each as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on the Audit Committee.

There is no arrangement between Mr. Alnowaiser and any person pursuant to which he was selected as director. Mr. Alnowaiser has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: November 17, 2023	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer